Exhibit 99.B(d)(1)(aaa)

SCHEDULE A

(to the Investment Advisory Agreement between Pacific Funds Series Trust and Pacific Life Fund Advisors LLC)

Fund	Annual Investment Advisory Fee (as a percentage of average daily net assets)
Pacific FundsSM Portfolio Optimization Conservative	0.20%
Pacific FundsSMPortfolio Optimization Moderate-Conservative	0.20%
Pacific FundsSMPortfolio Optimization Moderate	0.20%
Pacific FundsSMPortfolio Optimization Growth	0.20%
Pacific FundsSMPortfolio Optimization Aggressive-Growth	0.20%
Pacific FundsSM Core Income	0.50%
Pacific FundsSM Floating Rate Income	0.65%
Pacific FundsSM High Income	0.60%
Pacific FundsSM Short Duration Income	0.40%
Pacific FundsSM Strategic Income	0.60%
Pacific FundsSM Diversified Alternatives	0.20%
Pacific FundsSM Large-Cap	0.65%
Pacific FundsSM Large-Cap Value	0.65%
Pacific FundsSM Small/Mid-Cap	0.85%
Pacific FundsSM Small-Cap	0.85%
Pacific FundsSM Small-Cap Value	0.85%
Pacific FundsSM Small-Cap Growth	0.85%
Pacific FundsSM Ultra Short Income	0.25%
Pacific FundsSM Diversified Income	0.35%
PF Small-Cap Value Fund	0.75%
PF Emerging Markets Fund	0.80%
PF Developing Growth Fund	0.60%
PF International Value Fund	0.65%
PF Large-Cap Value Fund	0.65%
PF Short Duration Bond Fund	0.40%
PF Growth Fund	0.55%
PF Mid-Cap Equity Fund	0.65%
PF International Large-Cap Fund	0.85%
PF International Small-Cap Fund	0.85%
PF Managed Bond Fund	0.40%
PF Inflation Managed Fund	0.40%
PF Real Estate Fund	0.90%
PF Emerging Markets Debt Fund	0.785%
PF Currency Strategies Fund	0.65%

PF Equity Long/Short Fund	1.15%
PF Multi-Asset Fund[1]	0.35%
PF Multi-Fixed Income Fund[1,2]	0.35%

Effective:  June 28, 2019

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed by their officers designated below to be effective on the Effective Date written above.

PACIFIC LIFE FUND ADVISORS LLC

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: SVP, Fund Advisor Operations	Title: VP & Assistant Secretary

PACIFIC FUNDS SERIES TRUST

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary

1   The advisory fees for the PF Multi-Asset Fund and the PF Multi-Fixed Income Fund compensate PLFA for providing investment advisory and management services, except asset allocation investment advisory and management services, to these Funds.  PLFA is compensated for asset allocation investment advisory and management services at the Pacific Funds Portfolio Optimization Funds level, through the advisory fee for each Portfolio Optimization Fund listed in this Schedule A.  The Pacific Funds Portfolio Optimization Funds may invest in the PF Multi-Asset Fund and the PF Multi-Fixed Income Fund.

2  Effective upon the commencement of operations.